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INTERNATIONAL AIRLINE SUPPORT GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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INTERNATIONAL AIRLINE SUPPORT GROUP, INC.
1954 AIRPORT ROAD
SUITE 200
ATLANTA, GEORGIA 30341

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
International Airline Support Group, Inc.

1. The Annual Meeting of Stockholders of International Airline Support Group, Inc. (the "Company") will be held at the offices of the Company at the address listed above, on Friday, October 19, 2001, at 10:00 a.m., local time, to consider and vote on such matters as may properly come before the meeting or any adjournments thereof.

The close of business on October 1, 2001, has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be maintained during the ten-day period preceding the meeting at the offices of the Company in Atlanta, Georgia. Your attention is directed to the information statement accompanying this notice.

By Order of the Board of Directors,

/s/ James M. Isaacson
JAMES M. ISAACSON
Secretary
Atlanta, Georgia
October 5, 2001

INTERNATIONAL AIRLINE SUPPORT GROUP, INC.
1954 AIRPORT ROAD
SUITE 200
ATLANTA, GEORGIA 30341

INFORMATION STATEMENT
______________________

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 19, 2001

This Information Statement is furnished to the holders of shares of the $.001 par value per share Common Stock (the "Common Stock") of International Airline Support Group, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held at the offices of the Company at the address listed above, on Friday, October 19, 2001, at 10:00 a.m. local time, and at any adjournments thereof (the "2001 Annual Meeting"). This Information Statement is first being sent to stockholders on or about October 5, 2001.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION AS TO DIRECTORS AND EXECUTIVE OFFICERS

Stock Ownership

The following table sets forth certain information, including ownership of the Company's Common Stock, as of October 5, 2001, with respect to: (i) each director; (ii) each executive officer and (iii) all directors and executive officers as a group.

NAME	AGE	POSITION	OFFICER OR DIRECTOR SINCE	NUMBER OF SHARES OF COMMON STOCK OWNED(3)(4)	PERCENT
Alexius A. Dyer III	45	Chairman of the Board, President and Chief Executive Officer	1992	420,489	17.8
George Murnane III	43	Executive Vice President, Chief Operating Officer and Director	1996	174,587	7.7
E. James Mueller (1)(2)	55	Director	1991	114,072	5.1
F Dixon McElwee, Jr.(1)(2)	54	Director	1999	10,000	*
Ronald R. Fogleman(1)	59	Director	2000	10,000	*
James M. Isaacson	40	Chief Financial Officer	1997	45,373	2.1
Officers and Directors as a Group				649,321	30.1

* Less than 1%.
(1) Member of Audit Committee.
(2) Member of the Compensation Committee.
(3) Includes the following shares of Common Stock subject to options exercisable presently or within sixty days: Mr. Dyer, 187,724; Mr. Murnane, 76,978; Mr. Mueller, 74,072; Mr. McElwee, 10,000; General Fogleman, 10,000; and Mr. Isaacson, 33,173.
(4) Includes the following shares of restricted Common Stock: Mr. Dyer, 50,000, Mr. Murnane, 30,000, and Mr. Isaacson, 10,000.

Directors and Executive Officers

Alexius A. Dyer III has been the Chief Executive Officer of the Company and Chairman of the Company's Board of Directors since February 1995 and President of the Company since February 1994. Mr. Dyer has been a director of the Company since 1992. From February 1991 to February 1994, Mr. Dyer served as Executive Vice President of the Company. Mr. Dyer currently serves as a member of the Company's Board of Directors in Class III for a term expiring in 2003.

George Murnane III has been the Chief Operating Officer of the Company since March 1999, Executive Vice President of the Company since June 1996 and has served as a director of the Company since October 1996. From June 1996 to March 1999, he served as Chief Financial Officer of the Company. From March 1996 through June 1996, Mr. Murnane served as a consultant for companies in the aviation industry. From October 1995 through February 1996, he served as Executive Vice President and Chief Operating Officer of Atlas Air, Inc., an air cargo company. From 1986 to 1995, he was affiliated with the New York investment banking firm of Merrill Lynch & Co., most recently as a Director in the firm's Transportation Group. Mr. Murnane was named to the Board of Directors of Mesa Air Group, Inc. ("Mesa"), a commuter airline, in June 1999. Mr. Murnane is the President of Barlow Management, Inc., the general partner of Barlow Partners II, L.P., a shareholder of Mesa. Prior to joining Mesa's Board of Directors, Mr. Murnane served since January 1997 as a Director of CCAIR, Inc., a commuter airline acquired by Mesa in June 1999. Mr. Murnane currently serves as a member of the Company's Board of Directors in Class III for a term expiring in 2003.

E. James Mueller has been a director of the Company since 1991. Mr. Mueller has been a principal with J.M. Associates, Inc., a business development consulting firm, since January 1992. The Company has entered into a commission agreement with J.M. Associates, Inc., pursuant to which J.M. Associates, Inc. is compensated for originating transactions for the Company. Mr. Mueller currently serves as a member of the Company's Board of Directors in Class II for a term expiring in 2002.

F. Dixon McElwee, Jr., has been the Senior Vice President of Frozen Food Express Industries, Inc., a motor carrier specializing in the transportation of perishable commodities, since September 1998. From May 1995 until July 1998, Mr. McElwee was Executive Vice President and Chief Financial Officer of Cameron-Ashley Building Products. Mr. McElwee currently serves as a member of the Company's Board of Directors in Class II for a term expiring in 2002.

General Ronald R. Fogleman, USAF (retired), has been a director of the Company since 2000. General Fogleman retired from the USAF on September 1, 1997 after thirty-four years of active commissioned service. He is currently president and chief operating officer of both B Bar J Cattle & Consulting Company and Durango Aerospace Incorporated, international aviation consulting firms, and a partner in Laird and Company, LLC, a New York investment firm. In addition, General Fogleman serves on the board of directors for DERCO Aerospace, EAST Inc., Mesa Air Group, MITRE Corporation, Maingate.com, North American Airlines, Rolls-Royce North America and World Airways. General Fogleman currently serves as a member of the Company's Board of Directors in Class II for a term expiring in 2002.

James M. Isaacson has served as the Company's Chief Financial Officer since May 1999, the Company's Treasurer since December 1996 and Secretary of the Company since July 1997. From April 1995 to December 1996, he served as Director of Corporate Finance and Assistant Secretary for ValuJet Airlines, Inc. From May 1984 through April 1995 he served in a number of capacities for Delta Air Lines, Inc., where he most recently served as Manager - Capital Markets & Analysis.

Committees and Meetings

The Board of Directors of the Company held three meetings during the year ended May 31, 2001. The Audit Committee, which consists of Messrs. McElwee, Fogleman and Mueller held four meetings during fiscal 2001. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Company to its stockholders and others, the Company's system of internal controls, and the Company's audit, accounting and financial reporting processes generally. The members of the Audit Committee are independent within the meaning of the listing standards of the American Stock Exchange, Inc. The Audit Committee has adopted a charter, a copy of which is attached to this Proxy Statement as Appendix A. The Compensation Committee, which consists of Messrs. Mueller and McElwee, held two meetings during fiscal 2001. The functions of the Compensation Committee are (i) to monitor compensation of all management staff, (ii) to review and approve compensation of the Chief Executive Officer and to offer advice and guidance concerning the compensation of other senior management and (iii) to administer the Company's stock option plan. The Company does not maintain a standing nominating committee or other committee performing similar functions. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he serves.

Compensation Committee Interlocks

None of the members of the Compensation Committee at any time during the last fiscal year served as an officer of, or was employed by, the Company. Furthermore, none of the executive officers of the Company currently serves as a director or member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors.

Compensation of Directors

The non-employee members of the Company's Board of Directors received a $10,000 fee for their service on the Board during fiscal 2001, plus options to purchase 10,000 shares of Common Stock, pursuant to a Director's Compensation Plan that was adopted during fiscal 1995 and amended during fiscal 2000. Directors are also reimbursed for expenses incurred in connection with the attendance of Board meetings.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by law to furnish the Company copies of all Forms 3, 4 and 5 they file.

Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2001.

CERTAIN TRANSACTIONS WITH DIRECTORS AND THEIR AFFILIATES

In December 1995, the Company entered into a commission agreement with J.M. Associates, Inc., a business development consulting firm of which Mr. Mueller is a principal. The commission agreement is non-exclusive and provides that J.M. Associates will receive commissions of between 3% and 4% of lease revenues or the purchase or sale price of completed parts acquisitions or sales with parties introduced to the Company by J.M. Associates. In fiscal 2001, the Company paid Mr. Mueller $60,000 for services rendered to the Company under this agreement and in connection with Mr. Mueller's participation in the Company's outside consulting activities.

The Company believes the terms of such transactions were no less favorable than could be obtained from unaffiliated third parties. Any future transactions between the Company and its officers or directors are subject to approval by a majority of the disinterested directors of the Company.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock, as of October 5, 2001, by each person who was known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock as of such date, based on information available to the Company. Except as otherwise indicated, each person has sole voting and dispositive power with respect to the shares beneficially owned by such person.

Name and Address	Shares Beneficially Owned	% of Shares Outstanding

Alexius A. Dyer III(1) 1954 Airport Road, Suite 200Atlanta, Georgia 30341	420,489	17.80%

George Murnane(2) 1954 Airport Road, Suite 200Atlanta, Georgia 30341	174,587	7.70%

E. James Mueller(3) 1954 Airport Road, Suite 200Atlanta, Georgia 30341	114,072	5.10%

W. Robert Ramsdell(4) 474 Paseo MiramarPacific Palisades, California 90272	162,633	7.50%

Northeast Investors Trust(5) 50 Congress StreetBoston, Massachusetts 02109-4096	224,540	10.30%

Barton Ford Webb(6) STL Enterprises, Inc.TMW Corporation15148 Bledsoe St.Sylmar, California 91342	129,900	6.00%

Lloyd I. Miller, III (7) 4550 Gordon DriveNaples, Florida 34102	126,500	5.80%

(1) Based on a Schedule 13D filed on January 22, 1999 and a Form 4 filed on February 4, 2000. Includes 187,724 shares that are subject to options that are exercisable presently or within sixty days. Mr. Dyer is the Chairman of the Board, President and Chief Executive Officer of the Company.

(2) Includes 76,978 shares that are subject to options that are exercisable presently or within sixty days. Mr. Murnane is Executive Vice President, Chief Operating Officer and a Director of the Company.

(3) Includes 74,072 shares that are subject to options that are exercisable presently or within sixty days. Mr. Mueller is a Director of the Company.

(4) Based on a Schedule 13D filed on October 19, 1998.

(5) Based on Amendment No. 2, filed on February 10, 1999, to a Schedule 13G filed by Northeast Investors Trust, a registered investment company.

(6) Based on a Schedule 13D filed on January 30, 2001. Mr. Webb and STL Enterprises, Inc. and TMW Corporation, two privately-held corporations of which Mr. Webb is an officer, filed jointly indicating that Mr. Webb, STL Enterprises, Inc. and TMW Corporation have sole voting and dispositive power with respect to 21,000, 101,800 and 7,100 shares of Common Stock, respectively, and that they have shared voting and dispositive power with respect to 129,900 shares.

(7) Based on a Schedule 13D filed on February 28, 2001. Mr. Miller has sole voting and dispositive power with respect to 95,000 shares of Common Stock and shares voting and dispositive power with respect to 31,500 shares of Common Stock, which are owned of record by certain trusts of which Mr. Miller is the trustee.

EXECUTIVE COMPENSATION

The following sets forth certain information regarding the aggregate cash compensation paid to the Company's Chief Executive Officer and the Company's Chief Operating Officer during fiscal 1999, 2000 and 2001 (the "Named Executives"). Compensation information is not required for any other executive officer of the Company pursuant to the rules of the Securities and Exchange Commission.

Summary Compensation Table

		ANNUAL	COMPENSATION	LONG-TERM	COMPENSATION

				AWARDS	PAYOUTS
NAME AND
PRINCIPAL POSITION	YEAR	SALARY ($)	PAID BONUS	OPTIONS/SARS	PAYOUTS
Alexius A. Dyer III	2001	190,631	125,673	--	--
Chairman of the Board	2000	183,842	194,677	--	--
President and Chief	1999	180,000	288,709	41,000	336,815 (1)
Executive Officer

George Murnane III	2001	163,061	75,404	--	--
Executive Vice President	2000	157,273	116,806	--	--
and Chief Operating	1999	154,000	173,225	15,000	157,158 (1)
Officer

(1) Represents amounts awarded to Messrs. Dyer and Murnane subject to the condition that the net proceeds be used to pay the exercise price of options to purchase shares of the Company's Common Stock. The amount paid in fiscal 1999 was awarded in fiscal 1998. Messrs. Dyer and Murnane purchased 56,371 and 28,185 shares of the Company's Common Stock, respectively, with the net proceeds of such awards in fiscal 1999.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table

The following table sets forth certain information with respect to the value of options owned by the Named Executives at May 31, 2001. The Named Executives did not exercise any options during fiscal 2001.

NAME	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable / Unexercisable	Value of Unexercised in-the-Money Options at FY-End ($) (1) Exercisable / Unexercisable
Alexius A. Dyer III	187,724 / 0	0 / 0
George Murnane III	76,978 / 0	0 / 0

(1) Based on the closing price of the Company's Common Stock on the American Stock Exchange on May 31, 2001 of $0.80 per share.

Employment Agreements

As of July 25, 2001, the Company entered into a Second Amended and Restated Employment Agreement with Alexius A. Dyer III, President, Chief Executive Officer and Chairman of the Company. The employment agreement provides for an employment term that expires at the close of business on October 1, 2005, subject to automatic one-year renewal terms. Either the Company or Mr. Dyer may terminate the agreement by written notice to the other on or before October 1, 2004, or any October 1 thereafter with respect to a renewal term. Pursuant to his employment agreement, Mr. Dyer will receive a base salary of not less than $192,000 per annum for each year during the term, subject to specified annual cost-of-living increases. The Board of Directors may increase the base salary as it deems appropriate. During the term of the employment agreement and any extension thereof, Mr. Dyer shall serve as a member of the Board.

Mr. Dyer's employment agreement also provides that he is entitled to an annual bonus during the stated term in an amount not less than 5% of the Company's net income before extraordinary and non-recurring items and income taxes, and before giving effect to any bonuses paid to the Company's employees, including the bonus paid to Mr. Dyer. Items of revenue and expense attributable to the sale of aircraft are not considered extraordinary or non-recurring items. Mr. Dyer is also entitled to receive medical and life insurance benefits, paid vacation and benefits payable upon his disability.

Pursuant to his employment agreement, if Mr. Dyer is terminated without cause prior to the end of the term of his employment agreement, the Company is required to pay to him a lump sum in an amount equal to the sum of (i) the greater of the salary for the remaining term of his employment agreement or an amount equal to two times his then prevailing base salary and (ii) an amount equal to the sum of his bonus for the prior year, to the extent not already paid, plus an amount equal to two times the average of the two prior years' bonuses. Mr. Dyer is also entitled to the continuation of the benefits he was receiving at the time of his termination for eighteen months following his termination.

If Mr. Dyer is terminated without cause, all options to purchase shares of the Company's Common Stock that he owns that are not fully vested will immediately vest. Mr. Dyer may elect to exercise the stock options or to require the Company pay to him a lump sum in an amount equal to the value of the options that he does not exercise. Mr. Dyer's employment agreement includes a formula for determining the value of the unexercised stock options.

The Company is required to pay Mr. Dyer an amount in addition to those specified above if any payment due to him upon his termination without cause is subject to the federal excise tax on "golden parachute" payments. The amount the Company is required to pay shall be sufficient to provide Mr. Dyer, on an after-tax basis, with an amount equal to the amounts to be paid to him without regard to the excise tax.

Mr. Dyer may elect to terminate his employment with the Company following the occurrence of a change of control of the Company or a change of his responsibilities. He may exercise his right to terminate his employment by resignation on not less than ninety days' prior written notice given within eighteen calendar months after a change of control or a change of his responsibilities, as the case may be. If Mr. Dyer elects to terminate his employment with the Company following a change of control or a change of his responsibilities, he will be entitled to receive the payments and benefits that would be due him upon his termination without cause, as described above.

As of July 25, 2001, the Company entered into an Amended and Restated Employment Agreement with George Murnane III, the Executive Vice President and Chief Operating Officer. Mr. Murnane's employment agreement is identical in all respects to Mr. Dyer's employment agreement, except as follows: (i) Mr. Murnane's duties as Executive Vice President and Chief Operating Officer of the Company are different from Mr. Dyer's; (ii) Mr. Murnane's base salary is $164,400; and (iii) his annual bonus percentage is 3% of the Company's net income before extraordinary and non-recurring items and income taxes, before giving effect to any bonuses paid to the Company's employees, including the bonus paid to him.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the "Committee") of the Board of Directors consists of Mr. Mueller and Mr. McElwee, both of whom are non-employee members of the Board of Directors. The Committee is responsible for administering the Plan.

Executive Compensation Policies

Generally, the Company's executive compensation program is designed to be competitive with that offered by other companies against which the Company competes for executive resources. At the same time, the Company links a significant portion of executive compensation to the achievement of the Company's short and long-term financial and strategic objectives and to the performance of the Company's Common Stock. The Company's executive compensation program consists of three primary elements: base salary, annual incentive bonus and stock options or other stock benefits. Base salary is intended to be competitive in the marketplace. However, although the Committee considers competitive data, salaries are determined subjectively by the Committee rather than by reference to any specific target group of companies. Subject to the terms of any applicable employment agreement, base salary is reviewed at least annually and adjusted based on changes in competitive pay levels, the executive's performance as measured against individual and Company-wide goals, as well as changes in the executive's role in the Company. The Committee awards incentive bonuses to the Named Executives based on the achievement of certain targets and objectives in a manner consistent with the terms of their employment agreements. The Company does not make annual stock option or other stock benefit grants to all executives. Rather, the Committee determines each year which, if any, executives will receive benefits, based on individual performance and each executive's existing stock option position.

Executive Officer Compensation

Alexius A. Dyer III, the Company's President, Chief Executive Officer and Chairman, and George Murnane III, the Company's Executive Vice President and Chief Operating Officer, each entered into amended and restated employment agreements with the Company during fiscal 2001. See "Management -- Employment Agreements." The base compensation, incentive bonus and stock option agreements entered into by the Company with such individuals were determined by arm's-length negotiations between the Compensation Committee and Messrs. Dyer and Murnane. The Compensation Committee believes that the specific base compensation, incentive bonus and stock option arrangements were necessary to attract management of the caliber sought by the Board. Future adjustments of such arrangements will be made in accordance with the general principles outlined above.

The Company paid Mr. Dyer and Mr. Murnane a bonus in fiscal 2001 with respect to performance in fiscal 2000, calculated under the terms of their respective employment agreements. The Board of Directors is also permitted to award discretionary cash bonuses to senior executives of the Company who are designated as "Senior Executives" by the Board of Directors. The Board of Directors is given the discretion to make bonuses subject to conditions and to establish forfeiture conditions, in each case as the Board deems appropriate. In fiscal 2001, the Board did not award discretionary cash bonuses to Messrs. Dyer or Murnane.

Compensation of the President, Chief Executive Officer and Chairman

The compensation of Mr. Dyer was determined, as noted above, based on the terms of his employment agreement, which was negotiated at arm's-length. The Board of Directors did not award stock options or a discretionary cash bonus to Mr. Dyer during fiscal 2001.

This report by the Committee shall not be deemed to be incorporated by reference by a general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act and shall not otherwise be deemed filed under such Acts.

Respectfully submitted by

The Compensation Committee:

F. Dixon McElwee, Jr.
E. James Mueller

PERFORMANCE GRAPH

The following graph sets forth the total return on a $100 investment in each of (i) the Company's Common Stock, (ii) the AMEX Major Market Index and (iii) a Peer Group, from May 31, 1996 through May 31, 2001. The Peer Group consists of AAR Corp., Aviall, Inc., Aviation Sales, Inc., Aviation Distributors, Inc., and Kellstrom, Inc. (price data on Aviation Distributors, Inc. is not available until 1997 and their year-to-year performance does not affect the performance of the Peer Group until 1998; price data for Kellstrom, Inc. was not available until 1996 and its year-to-year performance does not affect the performance of the Peer Group until 1997). The total return set forth with respect to the Company has been adjusted to give effect to the Company's 1-for-27 reverse stock split consummated on October 3, 1996. The first reported sale of the Company's Common Stock following the reverse stock split occurred on October 18, 1996 at $4.50 per share. The Company's Common Stock closed at $0.80 per share on May 31, 2001.

	YLF	PEER GROUP	AMEX
31-May-96	100	100	100
31-May-97	67	132	130
31-May-98	120	185	158
28-May-99	61	157	187
31-May-00	39	54	181
31-May-01	12	53	182

INDEPENDENT ACCOUNTANTS

General

The Board of Directors has appointed Grant Thornton LLP as independent accountants of the Company for fiscal 2002. A representative of Grant Thornton LLP is not expected to attend the 2001 Annual Meeting.

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended May 31, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $95,800.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Grant Thornton LLP or any of its affiliates for professional services relating to financial information systems design and implementation for the fiscal year ended May 31, 2001.

All Other Fees

The aggregate fees billed by Grant Thornton LLP or any of its affiliates for professional services rendered to the Company, other than the fees for services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended May 31, 2001 were $16,500. These fees were billed for the following services: federal and state tax preparation and advice and general accounting issues.

REPORT OF THE AUDIT COMMITTEE

The Company's Audit Committee is responsible for, among other things, reviewing with Grant Thornton LLP, the Company's independent auditors, the scope and results of their audit engagement. In connection with the fiscal 2001 audit, the Audit Committee has:

o reviewed and discussed with management the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended May 31, 2001,
o discussed with Grant Thornton LLP the matters required to be discussed by Statement of Accounting Standards No. 61, as amended,
o considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining the independent auditor's independence, and
o received from and discussed with Grant Thornton LLP the communications from Grant Thornton LLP required by independence Standards Board Standard No. 1 regarding Grant Thornton LLP's independence.

Based on the review and the discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted a charter, a copy of which is attached to this information statement as Appendix A. The members of the Audit Committee have been determined to be independent in accordance with the requirements of the American Stock Exchange, Inc.

The Audit Committee

Messrs. McElwee, Fogleman, and Mueller

ADDITIONAL INFORMATION

Proposals for 2002 Meeting

The Company anticipates that its 2002 annual meeting will be held during October 2002. Any proposal of stockholders that is intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than June 20, 2002 and must comply with all other applicable legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting. According to the Company's Amended and Restated Bylaws, only such business as shall have been properly brought before a meeting of the Company's stockholders may be conducted at the meeting. For business to be properly brought before a meeting by a stockholder, the stockholder must have given notice of the business proposed to be conducted at the meeting to the Company not less than 30 days nor more than 60 days prior to the meeting. However, if the Company provides less than 40 days' notice or prior public disclosure of the date of the meeting, a notice given by the stockholder not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or publicly disclosed will be timely. A notice must be delivered to or mailed and received at the Company's principle executive offices within the times set forth above. The Company's principal executive offices are located at 1954 Airport Boulevard, Suite 200, Atlanta, Georgia 30341. The notice must contain a brief description of the business desired to be brought before the meeting, the name and address of the stockholder proposing the business, as appearing on the Company's stock transfer records, the number of shares of Common Stock that the stockholder beneficially owns and any material interest of the stockholder in the business.

Annual Report

The Company's 2001 Annual Report on Form 10-K is being mailed to Stockholders with this Information Statement. The Company's audited financial statements, supplementary financial information, management discussion and analysis of financial condition and result of operations are incorporated herein by reference to such Annual Report on Form 10-K.

Other Matters

The Board of Directors knows of no matter to come before the Annual Meeting that will require the vote of the stockholders of the Company.

By Order of the Board of Directors

/s/ Alexius A. Dyer III
ALEXIUS A. DYER III
Chairman of the Board, President and
Chief Executive Officer

APPENDIX A

INTERNATIONAL AIRLINE SUPPORT GROUP, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Company to the stockholders and others, the Company's system of internal controls, and the Company's audit, accounting, and financial reporting processes generally.

In carrying out this function, the Audit Committee shall serve as an independent and objective monitor of the performance of the Company's financial reporting process and system of internal control; review and appraise the audit efforts of the Company's independent accountants and internal audit department; and provide for open, ongoing communication among the independent accountants, financial and senior management, internal audit department and the Board of Directors concerning the Company's financial position and affairs.

Composition

The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director as determined in accordance with the Company's By-laws and AMEX rules. In accordance with AMEX rules, all members of the Audit Committee shall be "financially literate," i.e., familiar with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

Should the Board determine that it is in the best interests of the Company and its shareholders, one non-independent director may serve on the Audit Committee. Should the Board make such a determination it will disclose the reasons for the determination in the Company's next annual proxy statement.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually, and more often as warranted, with the Company's independent accountants in separate executive sessions to discuss any matters that the Committee or the Company's independent accountants believe should be discussed privately. The Committee shall maintain a high degree of independence both in establishing its agenda and directly accessing various members of IASG and subsidiary management. The Committee shall meet annually with management regarding the Company's systems of internal control, results of audits and accuracy of financial reporting.

Responsibilities and Duties

The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements. Additionally, the Committee recognizes that financial management, as well as the independent accountants, have more knowledge and more detailed information about the Company than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountants' work.

The following function shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o Review with a representative of financial management and the independent accountants the financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, the Company's earnings announcements prior to release, and the results of the independent accountants' review of Interim Financial Information pursuant to SAS 71. The Chair may represent the entire Audit Committee, either in person or by telephone conference call, for the purposes of this review.

o Review with management and the independent accountants at the completion of the annual audit of the Company's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

(1) the Company's annual consolidated financial statements and related footnotes;

(2) the independent accountants' audit of the consolidated financial statements and their report;

(3) any significant changes required in the independent accountants' examination plan;

(4) any serious difficulties or disputes with management encountered during the course of the audit; and

(5) other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards including, discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Company's accounting practices  and other items set forth in SAS 61 (Communication with Audit Committees) or such auditing standards that may in time modify, supplement or replace SAS 61.

o On an annual basis, the Audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence. The Committee will recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the accountants and satisfy itself that the Company has engaged independent accountants as required by the Securities Acts administered by the Securities and Exchange Commission.

o The Committee will have prepared and reviewed the Audit Committee Report for inclusion in the annual stockholders' meeting proxy statement. The Audit Committee Report must state whether the Audit Committee:

(1) has reviewed and discussed the audited consolidated financial statements with management;

(2) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;

(3) has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and

(4) has recommended to the Board of Directors, based on the review and discussions referred to in above items (1) through (3), that the Company's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for fling with the Commission.

o The Audit Committee and Board of Directors are responsible for the selection, evaluation and, where appropriate, replacement of the independent accountants. Selection for the ensuing calendar year will be submitted to the stockholders for ratification or rejection at the annual meeting of stockholders. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Directors and Audit Committee.

o Review and reassess the adequacy of the audit committee charter on an annual basis. The charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement after any significant amendment to the charter.

o In consultation with the independent accountants and the General Auditor, regularly review the integrity of the Company's financial reporting processes and system of internal control.

o Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditors or their dependent accountants.

o Review legal and regulatory matters that may have a material impact on the Company's consolidated financial statements, related compliance policies and programs and reports received from regulators.

In addition to the activities described above, the Audit Committee will perform such other functions as necessary or appropriate under law, the Company's charter or By-laws and the resolutions and other directives of the Board of Directors.

The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties generally pertaining to a member of the Board of Directors.

The Audit Committee will report its actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.